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                      [LETTERHEAD OF GRANT THORNTON SpA]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


As independent auditors of Cybernet Italis S.p.A., we consent to the inclusion and/or incorporation by reference in the Annual Report of Cybernet Internet Services International, Inc. on Form 10-K for the year ended December 31, 2000, of our reports dated March 29, 2000 with respect to the balance sheets of Cybernet Italis S.p.A. and Eclipse S.p.A. at December 31, 1999 and the related statements of loss, stockholders' deficit, and cash flows for the year than ended.


                                               /s/ Felice Duea
                                               -------------------
                                                   Felice Duea
                                                    (Partner)
Roma, Italy
March 20, 2001